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                                   23.(d)(1)a.
         Schedule A (dated May 1, 2007) to Investment Advisory Agreement

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                         AEGON/TRANSAMERICA SERIES TRUST
                          INVESTMENT ADVISORY AGREEMENT
                                   SCHEDULE A
                          EFFECTIVE AS OF: MAY 1, 2007

              PORTFOLIO                                 PERCENTAGE OF AVERAGE DAILY NET ASSETS                     EFFECTIVE DATE
------------------------------------   ------------------------------------------------------------------------   ---------------
American Century Large Company Value   0.835% of the first $250 million of average daily net assets; 0.80% over    March 1, 2001
                                       $250 million up to $400 million; and 0.775% over $400 million up to $750 million; 0.70% in excess of $750 million

Asset Allocation - Conservative                                          0.10%                                      May 1, 2002
Portfolio

Asset Allocation - Growth Portfolio                                      0.10%                                      May 1, 2002

Asset Allocation - Moderate Growth                                       0.10%                                      May 1, 2002
Portfolio

Asset Allocation - Moderate                                              0.10%                                      May 1, 2002
Portfolio

BlackRock Large Cap Value              0.80% of first $250 million of average daily net assets; 0.775% over       January 1, 1997
                                       $250 million up to $750 million; and 0.75% of average daily net assets over $750 million

Capital Guardian Global                1.05% of the first $125 million of average daily net assets; 1.00% over      May 1, 2002
                                       $125 million up to $250 million; 0.90% over $250 million up to $400 million; 0.825% over $400 million up to $750 million; 0.80% over $750 million up to $1 billion; 0.75% over $1 billion up to $2 billion; 0.70%
                                       in excess of $2 billion

Capital Guardian U.S. Equity           0.80% of the first $500 million of average daily net assets; 0.775% over     May 1, 2002
                                       $500 million up to $1 billion; 0.70% over $1 billion up to $2 billion;
                                       0.65% of average daily net assets in excess of $2 billion

Capital Guardian Value                 0.80% of the first $500 million of average daily net assets; 0.775% over     May 1, 2002
                                       $500 million up to $1 billion; and 0.70% over $1 billion up to $2 billion; 0.65% of average daily net assets in excess of $2 billion

Clarion Global Real Estate             0.80% of the first $250 million of average daily net assets; 0.775% over     May 1, 1998
Securities                             $250 million up to $500 million; 0.70% over $500 million up to $1 billion; 0.65% in excess of $1 billion

Federated Market Opportunity           0.75% of the first $500 million; 0.70% in excess of $500 million           January 1, 1997

International Moderate Growth                                            0.10%                                      May 1, 2006

Jennison Growth                        0.80% of the first $250 million of average daily net assets; 0.775% over     May 1, 2002
                                       $250 million up to $500 million; 0.70% over $500 million up to $1 billion; 0.675% over $1 billion up to $1.5 billion; 0.65% of average daily net assets in excess of $1.5 billion


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
JPMorgan Core Bond                     0.45% of the first $750 million; 0.40% over $750 million up to             January 1, 1998
                                       $1 billion; 0.375% in excess of $1 billion

JPMorgan Enhanced Index                0.74% of the first $750 million of average daily net assets; 0.69% over      May 1, 2002
                                       $750 million up to $1 billion; 0.65% in excess of $1 billion

JPMorgan Mid Cap Value                 0.85% of the first $100 million of average daily net assets; 0.80% of        May 1, 1999
                                       average daily net assets over $100 million

Legg Mason Partners All Cap            0.80% of the first $500 million of average daily net assets; 0.675% of       May 1, 1999
                                       average daily net assets in excess of $500 million

Marsico Growth                         0.80% of the first $250 million of average daily net assets; 0.75% of        May 1, 1999
                                       the next $250 million; 0.70% of the next $500 million; and 0.60% of average daily net assets in excess of $1 billion

MFS High Yield                         0.75% of the first $250 million of average daily net assets; 0.72% over      May 1, 2002
                                       $250 million up to $500 million; 0.71% over $500 million up to $750 million; 0.68% over $750 million up to $1 billion; 0.67% of average daily net assets in excess of $1 billion

MFS International Equity               0.925% of the first $250 million of average daily net assets; 0.90% over     May 1, 2002
                                       $250 million up to $500 million; 0.85% over $500 million up to $1 billion; and 0.80% in excess of $1 billion

Munder Net50                                                             0.90%                                      May 1, 2001

PIMCO Total Return                     0.675% of the first $250 million of average daily net assets; 0.65% over     May 1, 2002
                                       $250 million up to $750 million; 0.60% of average daily net assets in excess of $750 million

T. Rowe Price Equity Income            0.75% of the first $250 million of average daily net assets; 0.74% over      May 1, 2002
                                       $250 million up to $500 million; 0.75% of average daily net assets in excess of $500 million

T. Rowe Price Growth Stock             0.80% of the first $250 million of average daily net assets; 0.775% of       May 1, 2002
                                       average daily net assets in excess of $250 million

T. Rowe Price Small Cap                                                  0.75%                                      May 1, 1999

Templeton Transamerica Global          0.75% of the first $500 million of average daily net assets; 0.725% over   January 1, 1997
                                       $500 million up to $1.5 billion; and 0.70% of average daily net assets over $1.5 billion

Third Avenue Value                                                       0.80%                                    January 1, 1998

Transamerica Balanced                  0.80% of the first $250 million of average daily net assets; 0.75% over      May 1, 2002
                                       $250 million to $500 million; 0.70% over $500 million up to $1.5 billion; and 0.625% of average daily net assets over $1.5 billion

Transamerica Convertible Securities    0.75% of the first $250 million of average daily net assets; 0.70% of        May 1, 2002
                                       average daily net assets in excess of $250 million
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
Transamerica Equity                    0.75% of the first $500 million of average daily net assets; 0.70% over      May 1, 2002
                                       $500 million to $2.5 billion; and 0.65% of average daily net assets in excess of $2.5 billion.

Transamerica Equity II                                                   0.30%                                      December 30,
                                                                                                                        2003

Transamerica Growth Opportunities      0.80% of the first $250 million of average daily net assets; 0.75% over      May 1, 2002
                                       $250 million up to $500 million and 0.70% of average daily net assets over $500 million

Transamerica Money Market                                                0.35%                                      May 1, 2002

Transamerica Science & Technology      0.78% of the first $500 million of average daily net assets; 0.70% in        May 1, 2000
                                       excess of $500 million

Transamerica Small/Mid Cap Value       0.80% of the first $500 million of average daily net assets; 0.75% of        May 1, 2004
                                       average daily net assets over $500 million

Transamerica U.S. Government                                             0.55%                                      May 1, 2002
Securities

Transamerica Value Balanced            0.75% of the first $500 million of average daily net assets; 0.65% over    January 1, 1997
                                       $500 million up to $1 billion; and 0.60% of average daily net assets over $1 billion

Van Kampen Active International        0.85% of the first $250 million of average daily net assets; 0.80% of        May 1, 2002
Allocation                             the average daily net assets over $250 million; and 0.775% of average daily net assets over $1 billion

Van Kampen Large Cap Core              0.75% of the first $250 million of average daily net assets; and 0.70%       May 1, 2002
                                       of average daily net assets over $250 million

Van Kampen Mid-Cap Growth              0.80% of the first $1 billion of average daily net assets; and 0.775% of   January 1, 1997
                                       average daily net assets over $1 billion


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